Exhibit 99.1

NeuroNOS Secures $2.0 Million in Funding to Advance Development of an Innovative Autism Therapy

First-in-human studies anticipated to begin in 2026

Engaged a top tier U.S. based contract manufacturer to ensure the highest standards of quality

Currently in the advanced stages of formulation development for subcutaneous injection, with plans for an oral formulation

BOSTON, March 24, 2025 (GLOBE NEWSWIRE) — NeuroNOS, a pioneering biopharmaceutical company focused on developing transformative treatments for Autism Spectrum Disorder (ASD) and other complex neurological conditions, including Alzheimer’s disease and brain cancers, and a subsidiary of Beyond Air (NASDAQ: XAIR), has secured an initial $2 million in equity financing from private investors as part of a larger funding round. This investment will accelerate the preclinical development of NeuroNOS’s small-molecule drug, designed as an injectable or oral treatment for children with autism. Based on pioneering research, the drug leverages the regulation of nitric oxide (NO) levels in the brain to significantly impact neurological function. NeuroNOS continues to raise additional capital to support further development and clinical progress.

“This $2 million investment is an important step in supporting our research for individuals with autism,” stated Amir Avniel, NeuroNOS’s CEO. “Our NO-regulating therapy has the potential to address the underlying biological mechanisms of ASD, and we are committed to advancing a science-driven approach that could make a meaningful difference for children and families affected by autism.”

“Autism is a complex condition with limited treatment options,” added Prof. Haitham Amal, BScPharm, Ph.D., Chief Scientific Officer of NeuroNOS. “The promising preclinical data from the research completed to date have demonstrated that by addressing nitric oxide imbalances in the brain, we can create a truly novel approach to improving both behavior and underlying brain function. These positive preclinical data provide us with strong confidence in the potential for this therapy.”

The NeuroNOS drug under development stems from the innovative discoveries of Prof. Amal during his research at the School of Pharmacy at the Hebrew University of Jerusalem (HUJI) and currently a visiting professor at Harvard University. This research was published in the prestigious journal Advanced Science. His research showed that children with ASD exhibit elevated NO levels. Moreover, inhibiting NO production in neurons reversed autism-like phenotypes in ASD mouse models and in stem cell-derived neurons from children with ASD.

These findings, which are the basis for the partnership established between NeuroNOS and the Hebrew University, have been validated in over 700 animals in three mouse models, with human stem cell-derived neurons, and blood samples from children with autism, provide biological evidence of how NO dysregulation contributes to ASD. The loss of dendritic spines, particularly in brain regions associated with social behavior and cognitive development, is believed to be a key driver of the social and developmental impairments seen in children with autism.

By targeting and regulating NO levels, NeuroNOS’s drug aims to restore normal brain signaling, prevent synaptic dysfunction, and ultimately improve both behavioral and cognitive function in children with ASD.

To ensure the efficient production of its innovative drug, NeuroNOS is working with a U.S. based contract manufacturer. This partnership is instrumental in scaling production and ensuring the highest standards of quality.

In parallel, NeuroNOS is in the advanced stages of formulation development. The company is currently optimizing the drug’s delivery mechanism, with the first phase focusing on a subcutaneous (under-the-skin) injection to ensure optimal bioavailability and patient compliance. Future formulations, including an oral formulation, are also being explored to expand accessibility for pediatric patients.

The Growing Autism Prevalence and the Need for Innovative Solutions

ASD is a complex neurodevelopmental condition affecting millions of children worldwide. Many individuals with ASD experience severe social, cognitive, and developmental challenges, which can significantly impact their quality of life and ability to integrate into society. In the past 20 years, autism rates in the United States have risen dramatically, which has intensified the urgency to develop effective treatments. Despite the growing prevalence of ASD, there are currently no FDA-approved drugs that directly target the biological mechanisms underlying the condition. NeuroNOS is committed to addressing this critical gap by developing a transformative therapy aimed at improving both the behavioral and biological aspects of ASD.

About NeuroNOS

NeuroNOS is a pioneering biopharmaceutical company developing a novel drug for Autism Spectrum Disorder (ASD) and other neurological conditions. The company’s small-molecule therapy is based on a technology from the Hebrew University. It is designed for subcutaneous injection or oral administration and aims to regulate nitric oxide (NO) levels in the brain, a mechanism that has shown significant promise in preclinical studies. NeuroNOS has demonstrated that balancing NO levels can lead to both behavioral and biological improvements in animal models of autism. The company is actively advancing its preclinical research, with plans to enter a Phase 1 human clinical trial in 2026.

For more information about NeuroNOS and investment opportunities, visit https://www.neuro-nos.com or contact the company’s investor relations team (listed below).

About Beyond Air, Inc.

Beyond Air (NASDAQ: XAIR) is a commercial-stage medical device and biopharmaceutical company harnessing the power of endogenous and exogenous Nitric Oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The company has received FDA approval and CE Mark for LungFit® PH, a groundbreaking system for treating neonatal hypoxic respiratory failure. Beyond Air is also advancing additional LungFit systems in clinical trials for severe lung infections, including viral community-acquired pneumonia (such as COVID-19) and nontuberculous mycobacteria (NTM). Additionally, Beyond Air has partnered with The Hebrew University of Jerusalem to drive forward preclinical research into Autism Spectrum Disorder (ASD) and other neurological conditions. For more information, visit www.beyondair.net.

About the Hebrew University of Jerusalem (HUJI)

The Hebrew University of Jerusalem is Israel’s leading academic and research institution. Serving 24,000 students from 80 countries, it produces a third of Israel’s civilian research and is ranked 12th worldwide in biotechnology patent filings and commercial development. Faculty and alumni of the Hebrew University have won eight Nobel Prizes and a Fields Medal. For more information about the Hebrew University, please visit http://new.huji.ac.il/en.

About Yissum

Yissum is the technology transfer company of the Hebrew University of Jerusalem. Founded in 1964, it serves as a bridge between cutting-edge academic research and a global community of entrepreneurs, investors, and industry. Yissum’s mission is to benefit society by converting extraordinary innovations and transformational technologies into commercial solutions that address our most urgent global challenges. Yissum has registered over 11,500 patents globally, licensed over 1,140 technologies and has spun out more than 245 companies. Yissum’s business partners span the globe and include companies such as Boston Scientific, ICL, Merck and many more. For further information please visit www.yissum.co.il.

Forward-Looking Statements

This press release contains “forward-looking statements” concerning the expected closing date of the NeuroNOS equity financing; the anticipated use of proceeds from the equity financing; the therapeutic potential of the NO regulating therapy; and the potential impact on patients and anticipated benefits associated with the NO regulating therapy product candidate. Forward-looking statements include statements about our expectations, beliefs, or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “impacts,” “plans,” “projects,” “believes,” “estimates,” “likely,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to: NeuroNOS’s ability to successfully close the larger round of equity financing; NeuroNOS’s ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials concerning the NO regulating therapy; the FDA potentially requiring additional clinical trials or data; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for the NO regulating therapy; our approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; NeuroNOS’s ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates and the NO regulating therapy product candidate; obtaining, maintaining and protecting intellectual property utilized by our products; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales, and distribution of products; the successful development of our product candidates; obtaining regulatory approval for products; competition from others using technology similar to ours and others developing products for similar uses; our dependence on collaborators; our short operating history and other risks identified and described in more detail in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and other filings with the SEC, all of which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

Investor Relations Contact

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577